North Central Bancshares, Inc.
 David M. Bradley
 515-576-7531
 Distribution: Iowa Newsline
 June 30, 2011

NORTH CENTRAL BANCSHARES, INC. COMPLETES CONVERSION TO IOWA COMMERCIAL BANK CHARTER

Fort Dodge, Iowa – North Central Bancshares, Inc. (the “Company”) (Nasdaq: FFFD), the parent company of First Federal Savings Bank of Iowa (“Bank”) announced that the Bank has received regulatory approval from the Iowa Division of Banking and completed its conversion to a state-chartered commercial bank from a federally-chartered stock savings bank.  In connection with the conversion of the Bank, the Company has received approval from the Board of Governors of the Federal Reserve System and completed a reorganization to a bank holding company from a savings and loan holding company.  The effective date for the conversion and reorganization was June 29, 2011.  The Bank has filed an application with the Federal Reserve Bank of Chicago (“Federal Reserve Bank”) for membership in the Federal Reserve System.  The Bank was recently informed by the Federal Reserve Bank that it expects to act on the application by July 15, 2011. The pending application for membership in the Federal Reserve System does not affect the ability of the Bank to operate as an Iowa state-chartered commercial bank.  The Bank will continue to use its current corporate title as a commercial bank.

“Our conversion to a state-chartered commercial bank marks a new exciting chapter and most accurately reflects the Bank’s operating strategy and strategic plan,” said David M. Bradley, Chairman, President and Chief Executive Office of the Company.

About the Company and the Bank

North Central Bancshares, Inc. serves north central and southeastern Iowa at eleven full service locations in Fort Dodge, Nevada, Ames, Perry, Ankeny, Clive, West Des Moines, Burlington, and Mount Pleasant, Iowa through its wholly-owned subsidiary, First Federal Savings Bank of Iowa, headquartered in Fort Dodge, Iowa.

The Bank’s deposits are insured by the Federal Deposit Insurance Corporation up to the fullest extent permitted by law.

Statements included in this press release and in future filings by North Central Bancshares, Inc. with the Securities and Exchange Commission, in North Central Bancshares, Inc. press releases, and in oral statements made with the approval of an authorized executive officer, which are not historical or current facts, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  North Central Bancshares, Inc. wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect North Central Bancshares, Inc.’s actual results, and could cause North Central Bancshares, Inc.’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which the Company is engaged; (6) competitors may have greater financial resources and developed products that enable such competitors to compete more successfully than the Company; and (7) adverse changes may occur in the securities markets or with respect to inflation.  The foregoing list should not be construed as exhaustive, and North Central Bancshares, Inc. disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

For more information contact:  David M. Bradley, Chairman, President and Chief Executive Officer, 515-576-7531.